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                                                                    EXHIBIT 10.4

                               LICENSE AGREEMENT

The Agreement, dated as of February 1, 2000, is by and between Ulticom, Inc., a New Jersey corporation ("Licensor"), and Comverse Network Systems, Inc., a Delaware corporation ("Comverse").

1.   DEFINITIONS

     1.1 "Affiliate" of a party means any corporation or other business entity that directly or indirectly controls, is controlled by, or is under common control with, such party at any time. For the avoidance of doubt, Affiliate of Comverse shall include without limitation each of the entities listed in Exhibit 21 to the Annual Report of Comverse Technology, Inc. for the year ended January 31, 1999.

     1.2 "Code" means computer programming code of the Licensed Program and Modifications, including, without limitation, Source Code and Object Code thereof.

          1.2.1 "Source Code" means the human-readable form of the computer programming code of the Licensed Program and Modifications, including all comments, source code listings, flow charts, assembler instructions, and any procedural code such as job control language statements.

          1.2.2 "Object Code" means the machine-readable form of the computer programming code of the Licensed Program and Modifications.

     1.3 "Confidential Information" means information treated as confidential and proprietary by a party ("Disclosing Party") disclosing the same to the other ("Receiving Party") under or in connection with this Agreement, including, without limitation, the Source Code and Intellectual Property and other confidential information embodied in the Licensed Materials, where such information is marked "Confidential" or "Proprietary" or when the nature of such information reasonably suggests that the information is confidential or proprietary. Confidential Information shall not include information that is (a) in the possession of the Receiving Party without obligation of confidence to Disclosing Party before receipt thereof from the Disclosing Party; (b) available to the public without fault of the Receiving Party; (c) disclosed to the Receiving Party, without restriction, by a third party who is not under any legal obligation (either by agreement with the Disclosing Party or otherwise) prohibiting such disclosure; or (d) developed independently by the Receiving Party without reliance upon the Confidential Information furnished by the Disclosing Party.

     1.4 "Derivative Work" means any addition, change, Enhancement or Modification by Licensee of or to the Licensed Materials, but shall not include any unmodified elements of the Licensed Materials used or licensed for use with any such addition, change, Enhancement or Modification. Title to all Derivative Works shall immediately vest in Licensee and Derivative Works shall not be subject to any restriction in this Agreement.

     1.5 "Documentation" means any and all material in written, electronic or other form that describes the design, functions, operation or use of the Licensed Program, including, without limitation, Technical Documentation and User Documentation, as the foregoing may exist from
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time to time and at any time.

          1.5.1 "Technical Documentation" means any and all available material in written, electronic or other form that describes the design, function or operation of the Licensed Program, including, without limitation, Program Specifications, functional requirements, logic manuals, flow charts, schematics, statements of principles of operations, and architecture standards describing the data flows, data structures and control logic of the Licensed Program.

          1.5.2 "User Documentation" means any and all available material in written, electronic or other form that describes the functions, operation, or use of the Licensed Program, including, without limitation, installation guides, user manuals, training materials, release notes, and working papers.

     1.6 "Enhancements" means any and all changes or additions to the Licensed Program and/or Documentation, including new releases and versions thereof other than Modifications, that add significant new functions to, or substantially improve performance of, any material aspect of the Licensed Program and/or Documentation.

     1.7 "Error" means any statement or omission that causes or results, in the case of the Licensed Program, in an incorrect functioning, or, in the case of Documentation, in an incomplete or incorrect statement, and that results, in either case, in a failure to comply in any material respect with the Program Specifications.

     1.8 "Intellectual Property" means any and all intellectual property associated with the Licensed Program and Documentation including, without limitation, designs, formulas, procedures, methods, apparatus, ideas, creations, improvements, works of authorship, materials, processes, inventions, techniques, data, know-how, algorithms, programs, subroutines, tools, patents and patentable materials, copyrights and copyrightable materials, and trade secrets.

     1.9 "Licensed Materials" means the Licensed Program, Documentation, and Intellectual Property, or any part thereof.

     1.10 "Licensed Program" means the computer software heretofore delivered by Licensor to Comverse in Source Code format under the names Signalware and OMNI, and Modifications thereof, including, but not limited to, Code, screens, user interfaces, report formats, templates, menus, and icons.

     1.11  "Licensee" means Comverse and its Affiliates.

     1.12 "Licensee System" means any product which is manufactured, developed, marketed, sold, licensed or used by Licensee or used by a Licensee customer that provides significant value, content and/or functionality in addition to that of the Licensed Program incorporated therein and, in the case of software products, without limitation on the generality of the foregoing, includes applications and application programming interfaces in addition to those included in the Licensed Program.

     1.13 "Modifications" means any and all changes or additions to the Licensed Program
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and/or Documentation, other than Enhancements, to correct Errors therein, including the Code of such Modifications.

     1.14 "Program Specifications" means the description and requirements of the design, features, functions or operations of the Licensed Program included in its Documentation.

2.   LICENSE

     2.1 Grant. Licensor hereby grants to Licensee an irrevocable, perpetual, royalty-free, world-wide, non-exclusive license (i) to use, exploit or sublicense or otherwise provide to others (with the right to sublicense) the Licensed Materials; (ii) to develop or otherwise create, or to have developed or otherwise created, any Licensee System incorporating Licensed Materials; and
(iii) to use, exploit, sublicense or otherwise provide to others (with the right to sublicense) the Licensed Materials in conjunction with, on or as an element of, any Licensee System; provided, that Licensee shall not, without the prior written consent of Licensor, by sublicense or otherwise, distribute or authorize the use of Licensed Materials except in conjunction with, on or as an element of, a Licensee System.

     2.2 Scope. The license granted to Licensee pursuant to Section 2.1 includes all of the following rights:

          2.2.1 The right to install, use and exploit the Licensed Materials at any Licensee sites and locations;

          2.2.2  The right to install, use and exploit the Licensed Materials
     (i) for the purpose of developing or otherwise creating or of having developed or otherwise created any Licensee System and (ii) in conjunction with, on or in connection with any Licensee System;

          2.2.3 The right to use and execute the Licensed Materials on any platform;

          2.2.4  The right to create Derivative Works;

          2.2.5 The right to permit subcontractors to develop Licensee Systems and the right to have independent third parties use the Licensee Systems to develop products to be used in conjunctions with, on or in connection with the Licensee Systems; and

          2.2.6 The right to sublicense and/or otherwise provide the Licensed Materials (with the right to sublicense) to others;

     provided, however, that Licensee shall not use, operate, execute or otherwise exploit, or sublicense others to use, operate, execute or otherwise exploit, Licensed Materials except as provided in the "provided" phrase of
Section 2.1.

3.   DELIVERY, MAINTENANCE AND SUPPORT

     3.1 Deliverables. The parties acknowledge that a complete copy of the Licensed Program has heretofore been delivered to Comverse and that, except as hereinafter expressly
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provided, Licensor shall not be required to deliver any further Licensed
Programs to Licensee hereunder.

     3.2 Maintenance and Support. It is expressly agreed that Licensee will be responsible for providing technical support to its customers. Licensor shall provide Tier 4 support as requested by Licensee. This shall be "expert to expert" basis. Licensee's support center will contact Licensor's support center. The price for such support will be $150 (U.S.) per hour. While Licensee does not contemplate using Licensor for remote or deployed site support, in the event such support is deemed necessary, requisite travel, lodging and incidental expenses will be invoiced to Licensee as a separate line item. Licensor will provide Licensee with all Modifications promptly as they become available.

4.   PROPRIETARY RIGHTS

     4.1 Ownership. Notwithstanding the license granted under section 2.1, Licensor retains all of its ownership and license rights in the Licensed Materials (including, without limitation, all Intellectual Property), except as to Derivative Works, which shall be the property of Licensee.

     4.2 Treatment of Licensor Confidential Information. Licensee shall maintain all Licensor Confidential Information in confidence and shall use it only for the purposes contemplated by this Agreement.

     4.3  Exceptions.  Notwithstanding Section 4.2:

          4.3.1 Licensee may disclose Confidential Information, including without limitation Source Code of the Licensed Program, in connection with the development, manufacture, distribution, sale, licensing, operation and support of Licensee Systems, under agreements restricting the further disclosure or use thereof for any other purpose. Without limitation on the generality of the foregoing, Licensee expressly agrees that Source Code of the Licensed Program shall not be licensed to any person or disclosed to any person under terms that would permit the use thereof other than in connection with the use, support or development of Licensee Systems.

          4.3.2 Licensee may disclose Confidential Information: (a) to those persons who have a need to know such information to accomplish the purposes and activities contemplated by this Agreement; or (b) upon the prior written approval of Licensor.

          4.3.3 Licensee may disclose Confidential Information to governmental agencies or in litigation, as required by law. Licensee will give Licensor the greatest practicable notice of any such compelled disclosure.

     4.4 Treatment of Licensee Confidential Information. Licensor shall maintain all Licensee Confidential Information in confidence and shall use it only in connection with the work Licensor is to perform for Licensee. Licensor shall not use such information for its own benefit and shall use reasonable precautions to retain it in confidence to prevent its disclosure to others. Such information shall not be disclosed to anyone other than Licensor's employees or
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agents who need such information to be able to perform the work to be done.

     4.5  Exceptions.  Notwithstanding Section 4.4:

          4.5.1 Licensor may disclose Confidential Information: (a) to those persons who have a need to know such information to accomplish the work; or
     (b) upon the prior written approval of Licensee.

          4.5.2 Licensor may disclose Licensee confidential material to governmental agencies or in litigation, as required by law. Licensor shall give Licensee the greatest practicable notice of any such compelled disclosure.

     4.6 Return of Confidential Information. Upon termination or expiration of this Agreement, each party shall deliver to the other all Confidential Information belonging to the latter that is in its possession or under its control, except for Confidential Information which relates to licenses and sublicenses that survive the expiration or termination of this Agreement pursuant to Section 7.1 and 10.5.

     4.7 Irreparable Harm. The parties agree that breach of the above obligations of confidentiality shall be deemed to cause irreparable harm.

5.   REPRESENTATIONS AND WARRANTIES

     5.1 Warranty of Title. Licensor hereby represents, warrants and covenants to Licensee that it is the legal and beneficial owner of all right, title and interest in and to the Licensed Materials (including, without limitation, all Intellectual Property), having good title thereto, free and clear of any and all liens, and that it has full power and authority to grant the licenses and perform its obligations under this Agreement.

     5.2 No Other Warranty. Except for the warranty set forth in Section 5.1, the Licensed Materials are provided AS IS, and Licensor makes no other warranty, express or implied with respect to performance, functionality, absence of defects, or non-infringement. THE REPRESENTATIONS AND WARRANTIES OF LICENSOR SET FORTH IN THIS AGREEMENT WITH RESPECT TO THE LICENSED MATERIALS ARE IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     5.3 Indemnification. Licensor shall defend or settle, at its sole expense, any and all suits, proceedings and claims for infringement or alleged infringement of any patent, copyright, trade secret or other proprietary right of any third party, arising out of any use of the Licensed Materials pursuant to, in connection with or as contemplated by this Agreement, and shall indemnify and save Licensee harmless from and against all costs, damages, and expenses on account of such infringement (including reasonable attorneys' fees), provided that Licensor is notified promptly in writing of such claim or of the commencement of such suit or proceeding, as the case may be, and is given authority, information, and reasonable assistance for defense or settlement thereof. If Licensee modifies, alters or changes the Licensed Materials without
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Licensor's review and consent, then any indemnity of Licensor to Licensee under this Section 5.3 shall be null and void to the extent that the infringement would not exist but for such modification, alteration or change.
Notwithstanding the foregoing, in no event shall Licensor be liable to Licensee for any incidental, indirect, consequential or exemplary damages.

6. DISPUTE RESOLUTION. Each party hereby consents to jurisdiction and venue in the federal and state courts sitting in the County of New York, State of New York.

7.   TERM AND TERMINATION

     7.1 Term. This Agreement shall be in effect for the period of ten (10) years following the date first set forth above. Thereafter, this Agreement shall automatically renew from year to year unless terminated by either party by written notice to the other not less than sixty (60) days prior to the expiration of the initial or any subsequent renewal period. The licenses granted hereunder, and any sublicenses granted by Licensee, shall survive the termination or expiration of this Agreement.

     7.2 Remedies. Except as provided under Section 7.1, this Agreement may not be terminated, and the parties shall be entitled solely to actions for damages or injunctive relief in the event of any breach or threatened breach of the provisions hereof.

     7.3  Bankruptcy.   Pursuant to section 365(n)(1)(B) of the Bankruptcy Code,
11 U.S.C. (S) 365(n)(1)(B), if this Agreement is rejected by the trustee in bankruptcy as an executory contract, failure by Licensee to assert its right to retain the benefits of the intellectual property encompassed by the Licensed Materials, shall not be construed by the courts as a termination by the Licensee of this Agreement under section 365(n)(1)(A) of the Bankruptcy Code, 11 U.S.C.
(S)365(n)(1)(A). In the event of Licensor's bankruptcy, then (1) unless and until the trustee in bankruptcy rejects this Agreement, on written request by Licensee the trustee shall perform this Agreement or provide Licensee with a copy of any new or additional Source Code for the Software which has not been previously provided to Licensee hereunder; and (2) if and when the trustee rejects this Agreement, in addition to Licensee's other rights at law or in equity, Licensee shall be entitled to its rights under section 365(n) of the Bankruptcy Code, 11 U.S.C. (S) 365(n), including, without limitation, the right to obtain a copy of such new or additional Source Code for the Software from the trustee. In the event the trustee in bankruptcy releases the Source Code for the Software to Licensee, Licensee shall be obligated to use such Source Code solely in connection with the exercise of its rights under Section 2 of this Agreement. Licensee acknowledges that the Source Code shall remain Licensor's sole and exclusive property, and that Licensee shall acquire neither title nor ownership rights to such Source Code or the Licensed Program.

8.   Modifications Developed By Licensee

     Licensee shall advise Licensor promptly of its development of any Modifications and provide a description of the nature and content thereof. At the request of Licensor, Licensee shall grant to Licensor an irrevocable, perpetual, royalty-free, world-wide, non-exclusive license to use, exploit or sublicense or otherwise provide to others (with the right to sublicense) any Modifications, which license shall be equivalent in all material respects to the rights and license
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granted to Licensee hereunder.

9.   Remedies

     The parties agree and acknowledge that the Licensed Materials constitute critical and strategic elements of Licensee's business and the Licensee Systems. Accordingly, Licensee is making and will make substantial investment and take strategic decisions in reliance upon this Agreement and the rights and licenses
granted to Licensee hereunder.   In light of the foregoing, the rights and
licenses granted to Licensee hereunder shall be irrevocable, shall be broadly construed and shall not be subject to termination for any reason or cause whatsoever including, without limitation, by operation of law or by virtue of any claimed or actual breach of this Agreement.

10.  MISCELLANEOUS

     10.1 Headings. Unless otherwise stated, all references to Articles and Sections refer to the articles and sections of this Agreement. The headings of the Articles and Sections of this Agreement are for convenience only and in no way limit or affect the terms or conditions of this Agreement.

     10.2 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York (without regard to the principles of conflicts of law embodied therein) applicable to contracts executed and performable in such state.

     10.3 Severability. If any provision or any portion of any provision of this Agreement is construed to be illegal, invalid or unenforceable, such provision or portion thereof shall be deemed stricken and deleted from this Agreement to the same extent and effect as if it were never incorporated herein, but all other provisions of this Agreement and the remaining portion of any provision that is construed to be illegal, invalid or unenforceable in part shall continue in full force and effect; provided that such resulting construction of the Agreement does not frustrate the main purpose of the Agreement.

     10.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all previous agreements, promises, representations, understandings and negotiations, whether written or oral, between the parties with respect to the subject matter hereof. Any modification and/or amendment to this Agreement must be in writing and executed by both parties.

     10.5 Survival. The provisions of Articles 2, 4, 5, 6, 8 and 9 shall survive termination or expiration of the Agreement.

     10.6 Successors and Assigns. All the terms and conditions of this Agreement are binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and permitted assigns. Except as permitted in this Agreement, Licensee may not transfer, lease, assign or sublicense its rights hereunder to any third party, provided that this Agreement may be assigned to any Affiliate of Licensee and may be assigned pursuant to a merger, consolidation or other disposition as a going concern of the business and assets of Licensee, or of the business
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unit of Licensee engaged in the distribution of Licensee Systems.

     10.7 Relationship Between the Parties. Neither party shall represent itself as the agent or legal representative of the other or as joint venturers for any purpose whatsoever, and neither shall have any right to create or assume any obligations of any kind, express or implied, for or on behalf of the other in any way whatsoever.

     10.8 Non-Waiver. A failure of either party to enforce at any time any term, provision or condition of this Agreement, or to exercise any right or option herein, shall in no way operate as a waiver thereof, nor shall any single or partial exercise preclude any other right or option herein; in no way whatsoever shall a waiver of any term, provision or condition of this Agreement be valid unless in writing, signed by the waiving party, and only to the extent set forth in such writing.

     10.9 Notices. Unless expressly stated otherwise, all notices required herein shall be given in writing and shall be delivered (and notice shall be deemed effective upon delivery) in person, by courier, or sent by certified United States mail, postage prepaid, return receipt requested, to the following address:

                To Licensee:  Comverse Network Systems, Inc.
                              100 Quannapowit Parkway
                              Wakefield, Massachusetts 01880

                              Attn:  Legal Department


                To Licensor:  Ulticom, Inc.
                              1020 Briggs Road
                              Mount Laurel, NJ 08054

                              Attn:  Contracts Administration


     10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS THEREOF, Licensor and Licensee have caused this Agreement to be signed and delivered, all as of the date first hereinabove written


ULTICOM, INC.                           COMVERSE NETWORK SYSTEMS, INC.

By:  /s/ Shawn Osborne                  By:  /s/ Sachi Gerlitz
   --------------------------------        ----------------------------------
     Shawn Osborne                           Sachi Gerlitz
     President                               Executive Vice President